UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2022

PZENA INVESTMENT MANAGEMENT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 – Other Events.

On October 10, 2022, Pzena Investment Management, Inc., a Delaware corporation (“PZN”), issued a press release announcing its receipt of all regulatory approvals required under the previously announced merger agreement pursuant to which PZN would become a private company (the “Transaction”). The Transaction remains subject to certain other customary conditions, including PZN stockholder approval. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Also on October 10, 2022, PZN made available a presentation providing supplemental information regarding the Transaction. A copy of the presentation is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press Release, dated October 10, 2022

99.2	Investor Presentation, dated October 10, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Certain statements and information contained in this communication may be considered “forward-looking statements,” such as statements relating to management’s views with respect to future events and financial performance. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which PZN operates; new federal or state governmental regulations; PZN’s ability to effectively operate, integrate and leverage any past or future strategic initiatives; statements regarding the merger and related matters; the ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain PZN stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of PZN to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; and other factors detailed in PZN’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2021 and PZN’s other filings with the SEC, which are available at http://www.sec.gov and on PZN’s website at investors.pzena.com.

Additional Information and Where to Find It

In connection with the proposed merger transaction, PZN filed a definitive proxy statement (the “Proxy Statement”) with the SEC on September 27, 2022. PZN commenced mailing the Proxy Statement and a proxy card to its stockholders on or about September 27, 2022. This communication does not constitute a solicitation of any vote or approval. PZN stockholders are urged to read the Proxy Statement and all other documents filed or to be filed with the SEC in connection with the proposed merger or incorporated by reference in the Proxy Statement because they contain or will contain important information about the proposed merger. Investors may obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of PZN’s website at https://www.pzena.com or by directing a request to: Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, NY 10022, (212) 355-1600, info@pzena.com.

Participants in the Solicitation

PZN, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from PZN stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders filed with the SEC on April 4, 2022. To the extent the holdings of PZN securities by PZN’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2022 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of PZN’s website located at https://investors.pzena.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger has been included in the Proxy Statement and may be included in other relevant materials PZN files with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pzena Investment Management, Inc.

Date: October 11, 2022	By:	/s/ Richard S. Pzena
	Name:	Richard S. Pzena
	Title:	Chief Executive Officer

Exhibit 99.1

Pzena Investment Management Has Received all Regulatory Approvals Required to Complete Transaction

•	Special meeting of stockholders to vote on transaction to be held virtually on October 27, 2022, at 10:00 am ET

New York, NY, October 10, 2022. Pzena Investment Management, Inc. (NYSE: PZN) (“PZN”) today announced that it has received all regulatory approvals required under the merger agreement to complete the proposed transaction announced on July 26, 2022.

The transaction is expected to close in the fourth quarter of 2022, subject to receipt of requisite approval by PZN stockholders and satisfaction of other customary closing conditions.

The merger agreement was unanimously approved by a Special Committee of independent and disinterested directors following careful consideration and a robust negotiation process. The Committee concluded that the transaction is in the best interest of holders of PZN’s Class A common stock. Acting upon the Special Committee’s recommendation, the Board of Directors of PZN approved the transaction.

The Board of Directors recommends that stockholders vote FOR the adoption of the merger agreement and the other proposals described in the proxy statement, pursuant to which Pzena will become a private company and holders of PZN Class A common stock will receive $9.60 per share in cash. A special meeting of stockholders to vote on the transaction will be held virtually on October 27, 2022, at 10:00 am Eastern Time.

Important Information for Investors

The record date for the special meeting is September 16, 2022. Stockholders of record as of the close of business on the record date are entitled to vote at the special meeting. Investors and stockholders may obtain a copy of the proxy statement and other relevant documents filed by Pzena from the SEC’s website, www.sec.gov, or by visiting the investor relations section of Pzena’s website, www.pzena.com.

In the definitive proxy, investors can find instructions on how to join the webcast and voting procedures. There are a number of ways to vote and it is important that investors understand their options. Whether or not investors attend the special meeting, the Special Committee recommend voting “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal. If stockholders need assistance in voting their shares, they should reach out to MacKenzie Partners at (800) 322-2885.

Forward-looking Statements

Certain statements and information contained in this press release may be considered “forward-looking statements,” such as statements relating to management’s views with respect to future events and financial performance. Words or phrases such as “anticipate,” “believe,”

1

“continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which PZN operates; new federal or state governmental regulation; PZN’s ability to effectively operate, integrate and leverage any past or future strategic initiatives; statements regarding the merger and related matters; the ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain PZN stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of PZN to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; and other factors detailed in PZN’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2021 and PZN’s other filings with the SEC, which are available at http://www.sec.gov and on PZN’s website at investors.pzena.com.

Additional Information and Where to Find It

In connection with the proposed merger transaction, PZN has filed with the SEC and furnished to PZN’s stockholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. PZN stockholders are urged to read the proxy statement and any other documents filed or to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of PZN’s website at https://www.pzena.com or by directing a request to: Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, NY 10022, (212) 355-1600, info@pzena.com.

Participants in the Solicitation

PZN, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from PZN stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its definitive proxy statement for its 2022 annual meeting of stockholders filed with the SEC on April 4, 2022. To the extent the holdings of PZN securities by PZN’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2021 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of PZN’s website located at https://investors.pzena.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger have been included in the proxy statement and other relevant materials PZN has filed or may file with the SEC.

Contact

Jessica Doran, 212-355-1600 or doran@pzena.com

Exhibit 99.2

OCTOBER 2022 1

2 Business Overview • Traditional long only asset management firm • Managing separate accounts, third-party distributed mutual funds for which we as sub-investment adviser, and funds for which we act as investment adviser • Headquarters in New York City, and offices in Melbourne, London, and Dublin • Assets Under Management were $42.0 billion as of September 30, 2022 Pzena Investment Management

3 Transaction Overview On July 26, 2022, Pzena Investment Management, LLC (NYSE: PZN; “PIM LLC” or the “Company”) announced a management buyout of the outstanding public float of the Company (100% of Class A units, representing ~20% economic ownership in Pzena Investment Management, Inc.) in an all-cash transaction that implies a firm value for PZN of approximately $795mm (the “Transaction”). Pro forma for the Transaction, PIM LLC will be a 100% partner-owned private company PZN is being purchased for a price of $9.60 per share Offer price represents an attractive premium 49% above the Class A closing price on the day prior to the announcement o 46% above the volume-weighted average price over the last three months The Transaction is being funded using: (i) $25mm Revolving Credit Facility, unfunded at close, (ii) $175mm Term Loan A, and (iii) cash on balance sheet Pzena Investment Management

4 Reasons for Transaction • Originally went public in October 2007 to facilitate liquidity of seed capital providers and provide market price and liquidity for new and existing employee partners • Shares have low liquidity, and no street coverage • Very few publicly listed asset management companies our size • High cost and significant management time commitment related to being public – particularly relative to our size and low liquidity • Pressures of market’s focus on short-term metrics • Clients do not benefit from public company structure • Transaction will put Pzena in a better position to succeed in an increasingly competitive business environment Pzena Investment Management

PZENA

Reasons for Transaction (Continued)

5

We stand out from a size and liquidity standpoint versus our public peers and provide limited liquidity to shareholders.


1-Month ADTV ($mm)
Peer median excluding PZN: $13.9mm
$38.4
$31.4
$26.6
$13.9
$9.8
$5.0
$4.0
$0.7
JHG
AMG
FHI
APAM
VRTS
VCTR
BSIG
PZN

Source: Management forecast; FactSet as of 9/27/2022
Note: Financial data as of latest available; Peer medians exclude PZN; ADTV represents 1-month average daily trading volume

Pzena Investment Management

6 Reasons for Transaction (Continued) Pzena’s share price has demonstrated greater daily trading volatility relative to public asset managers and the broader market. 5-Year Daily Share Price Volatility – Standard Deviation, Annualized (%) 50.7% 49.7% 45.0% 44.8% 43.9% 41.9% 39.6% 39.4% 38.2% 38.2% 37.8% 36.9% 36.0% 31.8% 30.6% PZN WETF BSIG GBL IVZ VRTS FHI AMG JHG AB APAM CNS BEN TROW BLK Source: FactSet Note: Daily volatility reflects standard deviation of daily price changes for the 5-year time period from 7/26/2017 to transaction announcement date at 7/26/2022, annualized using an assumed 252-trading day year Pzena Investment Management

7 Reasons for Transaction (Continued) Being public has an adverse impact on our business. Client Survey Results: o Our team strongly prefers privately-held boutique managers. As a public company Pzena cannot be on that list. o We favor managers who are fully employee-owned; public ownership is a negative for us. o We dislike their public listing. We cannot rate them our highest rating because we are not comfortable with the risks related to long-term ownership. The public brings a layer of uncertainty that makes us uncomfortable. o Being public has caused Pzena to adhere to the public company regulatory rules. Thus when we ask for data, sometimes we are told they have to delay releasing the information to be sure they are releasing the information to the public at the same time. We just do not like our managers to be controlled by public company rules. Source: PIM 2022 Client Survey Results Pzena Investment Management

8 Special Committee Process . • The Board of Directors of PZN formed a committee (the “Special Committee”) consisting solely of independent, non-management members of the Board, who are not affiliated with PIM LLC. • The Transaction was conditioned on the approval by the Special Committee and a majority of the unaffiliated stockholders • The Special Committee was assisted by the following advisors: o Legal – Wachtell, Lipton, Rosen & Katz o Financial – Ardea Partners LP and CastleOak Securities, L.P. • Factors considered by the Special Committee in reviewing alternatives for maximizing stockholder value included: o Prior unsuccessful potential sale transactions o A competing offer that, following negotiations, remained meaningfully lower than the merger consideration offered by PIM LLC • Over a two month period, the Special Committee held numerous meetings and conducted extensive negotiations with PIM LLC and an alternative competing bidder o Led to increase in the offer price from $8.50 per share to $9.60 per share in merger consideration and a $0.03 dividend despite deteriorating market and industry conditions over that period • The Special Committee received two independent fairness opinions Pzena Investment Management

9 Special Committee Process (Continued) The Special Committee considered a number of factors in determining to approve and recommend the merger as detailed in the merger proxy, including the following: 26, 2022, the last trading day prior to announcement of the transaction and (2) 46% above the 90-calendar day volume weighted average price of the shares of PZN Class A common stock as of July 26, 2022. • Valuation on discounted cash flow and present value of future stock price and dividends bases • Deal value relative to precedent transactions, as well as comparisons to peer companies • Familiarity with of the Company’s business and prospects and the overall industry, economic and market conditions and trends, which were (and remain) adverse • Its view that the transaction offered the best alternative for maximizing value to Class A holders, including in light of: o prior unsuccessful potential sale transactions and lack of other overtures regarding a potential transaction o the competing offer being meaningfully below the consideration offered by PIM LLC after significant negotiation o the lack of any expressions of interest in a transaction for the Class A shares or otherwise following announcement of the transaction, despite the absence of any termination fee o the fact that the Company is controlled and, therefore, no change of control transaction could be undertaken absent a sale by management, and the management stockholders had indicated that they do not intend to sell their controlling shares of Company common stock • The lack of benefits of being a public company, including the lack of trading liquidity, especially when viewed against the risks and uncertainties inherent in the Company’s business Pzena Investment Management

Calendar of Certain Events (1/2)

10

April 13th, 2022	➢ Special Committee was formed
May 18th, 2022	➢ Mr. Pzena and Jessica Doran, Chief Financial Officer of the Company, presented management's long-range forecast to the Board, including the members serving on the Special Committee, and updated the Board on industry conditions and on its outlook. The Board reviewed this forecast and authorized Ardea to share the forecast with the Third Party and Pzena Investment Management, LLC to share the forecast with a potential debt financing source in connection with its formulation of a proposal to the Company regarding a potential transaction
June 3rd, 2022	➢ Pzena Investment Management, LLC submitted an offer letter to the Special Committee seeking to acquire all of the outstanding Pzena Class A common stock at a price of \$8.50 per share in cash
June 8th, 2022	➢ The Special Committee met with representatives of Ardea, CastleOak and Wachtell to discuss the June 3rd letter
June 15th, 2022	➢ The Third Party submitted a written proposal to acquire all of the outstanding Pzena Class A common stock for \$7.30 per share in cash
June 18th, 2022	➢ The Special Committee met to discuss the Third Party's offer with representatives of Wachtell, Ardea and CastleOak ➢ The Special Committee agreed that it should continue to seek to improve the prices offered by the Third Party and Pzena Investment Management, LLC, and directed Ardea to inform both parties that they needed to improve their offers, but without offering specific targets or guidance at that time
June 22nd, 2022	➢ Pzena Investment Management, LLC submitted a revised offer letter with a cash purchase price of \$8.90 per share ➢ The June 22nd letter noted that its improved offer was being made notwithstanding that over the three-week period since it had made its first offer the market environment had deteriorated and there had been macroeconomic headwinds that had had adverse impacts on the Company's business, assets under management and future growth expectations
June 24th, 2022	➢ The Special Committee met with representatives of Wachtell, Ardea and CastleOak to consider the revised offer. During the meeting, the Special Committee agreed that Ardea should give Pzena Investment Management, LLC, guidance on pricing, and determined that Ardea should suggest a price over \$10.00 per share
June 28th, 2022	➢ Pzena Investment Management, LLC increased its offer to \$9.30 per share ➢ Mr. Pzena sought an opportunity to meet with Special Committee to provide updated details on the industry and state of the Company's business

Source: Proxy Statement

Pzena Investment Management

11 Calendar of Certain Events (2/2) The Special Committee held a meeting with representatives of Wachtell, Ardea and CastleOak to receive an update on the status of the negotiations. Following that update, the Special Committee and its advisors met with Mr. Pzena and a July 1st, 2022 representative of JPMorgan (Pzena Investment Management, LLC’s financial advisor), and had an opportunity to ask questions of Mr. Pzena, including with respect to public company costs, sources of upside potential relative to management’s current projections, client competition, planned business investments and growth opportunities The Special Committee met with representatives of Wachtell, Ardea and CastleOak and determined that representatives of July 6th, 2022 Ardea should again go back to Pzena Investment Management, LLC and, this time, request a price of $9.75 per share Representatives of JPMorgan responded later that day with a revised oral offer of $9.50 per share The Special Committee met with representatives of Wachtell, Ardea and CastleOak to consider the revised offer and concluded that it had likely reached Pzena Investment Management, LLC’s best price July 7th, 2022 The Special Committee also discussed the Company’s approach to dividends, including its typical year-end dividend, which would not be available to the holders of the Pzena Class A shareholders because, if agreed, a transaction would likely be completed prior to year-end. Following discussion, it was agreed that the Ardea representatives would go back to Pzena Investment Management, LLC and JPMorgan and seek additional value related to those future dividend opportunities JPMorgan reported that if the Special Committee were willing to agree that there would be no further dividends following announcement, Pzena Investment Management’s final proposal was an increase of its $9.50 offer to either (1) $9.60 plus the $0.03 dividend that would be declared on or about July 26 absent a transaction or (2) $9.57 per share with the next two July 8th, 2022 quarterly dividends continuing (unless the transaction closed earlier) Following discussion among the members of the Special Committee, the Special Committee determined that it was willing to seek to move forward with a transaction at $9.60 per share in merger consideration and a $0.03 dividend, subject to agreement on other terms The Third Party submitted a revised offer at $8.00 per share and noted that it did not see how a higher price could be July 18th, 2022 justified for the Company in view of the current growth expectations for the Company and the industry and the downside risks in the economic environment generally and the industry specifically Based on the Special Committee’s recommendation, the Board (other than the Recused Directors), determined that the transactions contemplated by the merger agreement, including the merger, were fair to and in the best interests of the July 26th, 2022 Company and the holders of Pzena Class A common stock, determined that it was advisable and in the best interests of the holders of the Pzena Class A common stock to enter into the merger agreement and voting agreement, and resolved to recommend that the Company’s stockholders approve and adopt the merger agreement Source: Proxy Statement Pzena Investment Management

12 Special Committee Members Steven M. Galbraith—Chairman of the Special Committee Member of the Board since October 2007. Managing member of Kindred Capital, a registered investment advisor managing private investment funds exclusively for qualified investors. Previously, Mr. Galbraith was a managing member of Herring Creek Capital, and a partner at Maverick Capital where he had portfolio and general management responsibilities. Prior to joining Maverick Capital in 2004, he served as Chief Investment Officer and Chief U.S. Investment Strategist at Morgan Stanley from June 2000 to December 2003. Before joining Morgan Stanley, he was a partner at Sanford Bernstein, where he was an analyst for the packaged foods sector and securities industry. Mr. Galbraith was also an employee of our operating company from June 1998 to March 1999. Mr. Galbraith taught securities analysis as an Adjunct Professor at Columbia University Business School. He served on the Board of Trustees of Tufts University, the National Constitution Center in Philadelphia and was an advisor to the Office of Financial Research, appointed by the U.S. Treasury. He serves on the Board of Directors of the Success Academy Charter Schools as Chair, Narragansett Brewing Company, Equity Data Science, Third Way, and Said Holdings Ltd. Mr. Galbraith received his B.A. summa cum laude from Tufts University, where he was elected to Phi Beta Kappa. Richard P. Meyerowich Member of the Board since October 2007. Mr. Meyerowich worked in the New York office of Deloitte & Touche LLP from 1966 to 2005, including as a Senior Partner from 1978 to 2005. He headed the National Investment Management Practice for over 10 years and served as lead partner on major investment management entities, including SEC-registered mutual funds, unit investment funds, hedge funds, investment partnerships, separate accounts of insurance companies and commodity pools. Mr. Meyerowich served two terms on the Investment Companies Committee of the American Institute of Certified Public Accountants. From 2005 through 2009, he served as an external consultant for Deloitte & Touche on quality control and technical advice. From March 2011 to June 2016, he served as a member of the Board of Directors and a member of the Audit committee of AIG Property Casualty, a global property and casualty insurance subsidiary of American International Group, Inc. Mr. Meyerowich earned a B.S. in Economics from Wagner College in 1965. He is currently retired. Pzena Investment Management

13 Special Committee Members (Continued) Charles D. Johnston Member of the Board since February 2014. Mr. Johnston most recently served as vice chairman of Morgan Stanley Smith Barney from 2011 to 2012. From 2009 to 2011, he was President of Morgan Stanley Smith Barney. Mr. Johnston was President and Chief Executive Officer of Smith Barney from 2004 to 2009. He served as a divisional director of Smith Barney from 1999 to 2003. Mr. Johnston is a past member of Morgan Stanley’s Operating and Management Committees, as well as Citigroup’s Management Committee, and is a regular speaker at industry events. In April 2015, Mr. Johnston became Chairman of the Board of Directors of Bank Leumi USA. He is also a member of their Investment and Risk Committees. Mr. Johnston earned a B.S. in Marketing and Finance in 1976 from Purdue University. Mr. Johnston retired in 2012. Shavar D. Jeffries Member of the Board since January 2021. Mr. Jeffries has been a partner at Lowenstein Sandler LLP, a leading national corporate law firm, since 2014. He is also the President of Education Reform Now (ERN), a national education policy organization. Prior to joining Lowenstein Sandler, Mr. Jeffries was an Associate Professor of Law at Seton Hall Law School’s Center for Social Justice in Newark, New Jersey, where he litigated class-action and institutional-reform cases. From 2008 to 2010, Mr. Jeffries was counsel to the New Jersey Attorney General. Earlier in his career, Mr. Jeffries was counsel to the firm Gibbons P.C., a clerk for Judge Nathaniel R. Jones, a judge on the United States Court of Appeals for the Sixth Circuit, and an associate at Wilmer Cutler & Pickering (now WilmerHale). During his career, Mr. Jeffries has served as a Director on nearly a dozen non-profit and public-sector boards, including large organizations such as Duke University and KIPP Foundation. 2 Pzena Investment Management

14 Valuation Consideration – Industry Conditions Asset flows continue to shift AUM away from active equity funds toward passive. Active managers experienced approximately 3% in net outflows over 13 of the last 15 years. Annual Net Flows as a % of Total Net Assets (US + International Equity Funds) 30.0% 25.0% Average 1993-2007 Active: 6.0% 20.0% Passive: 16.0% Average 2008-2021 15.0% Active: (3.0%) Passive: 7.0% 10.0% 5.0% 0.0% (5.0%) (10.0%) 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Active Passive Source: Morningstar Pzena Investment Management

15 Valuation Consideration – Industry Conditions (Continued) Expense ratios of actively managed mutual funds have fallen. Historical expense ratio (%) Actively managed equity mutual funds 1.20 1.09 1.10 1.10 1.08 1.08 1.05 1.06 1.05 1.04 1.02 1.01 0.98 0.99 1.00 0.96 0.95 0.94 0.92 0.92 0.89 0.90 0.86 0.84 0.82 0.79 0.80 0.74 0.72 0.71 0.70 0.68 0.60 1996 2001 2006 2011 2016 2021 Source: Investment Company Institute, Lipper, and Morningstar Note: Expense ratios are measured as asset-measured averages Pzena Investment Management

16

PZENA

Valuation Consideration – Industry Conditions (Continued)

Net revenues as a percentage of AUM also signify fee pressure in the asset management industry.


Net Revenues as a Percentage of AUM (in bps)
29.1
27.8
29.1
28.3
26.9
26.8
26.2
25.3
23.7
2003–2020 CAGR:
(1.2%)
2003
2009
2014
2015
2016
2017
2018
2019
2020

Source: BCG Global Asset Management Market-Sizing Database 2021; BCG Global Asset Management Benchmarking Database 2021

Analysis based on BCG global benchmarking, which includes 151 leading asset managers, representing $67 trillion AUM, or ~65% of global AUM; this sample is weighted toward more traditional players and does not include pure alternative players, so those economics are not comparable with total asset management revenues based on our global product trend analysis; For values with fixed exchange rates, the year-end 2020 US dollar exchange rate has been applied to all past years to synchronize current and historic data; Historic data has been restated to maintain consistency of samples over time; Net revenues are management fees minus distribution costs; Net revenues represent management fees less distribution costs.

Pzena Investment Management

17 Overview of Financial Model Assets Under Management • Starting from AUM of $47.3bn as of May 12 • Flows assumptions assume from new clients in 2022E and first half of 2023E reflect known new account flows and 12-month 2022 pipeline remainder; subsequent forecast years reflect historical average pipeline (new client) flows growing at a modest percentage each year • Net outflows from existing clients reflect the 3-year average of the 2019 – 2021 rates, and is adjusted toward industry trends in the out-year • Market performance growth projected at 5% annually Fee Rates • Fee rates excluding performance and fulcrum fees are calculated on a weighted average basis (“WAFR”) and is projected at 39.0bps in 2022E • Fee rates are adjusted by -0.5 bps in each subsequent year to reflect growth in sub-advised assets and sales to larger accounts, as well as overall asset management fee pressure • Performance fees and fulcrum fees are included reflective of current 3-year trailing relative performance record, assuming relative performance is flat going forward Expenses • All expenses reflect growth based on inflation assumptions and AUM growth estimates • Inflation forecasted at 7% in 2023, decreasing to 5% in 2024 and 4% in 2025, then projected at 3% for the remainder of the forecast period • Assume max profits only interest issuance of 2% per year as continued bonus for high performing partners • Expenses curtailed by COVID assumed to return to normal in 2023 • Rent as per newly signed lease agreement • LLC Unincorporated Business Tax (UBT) at 4% • Corporate tax rate of 25.7% Other • $12.5mm of deployed seed capital to fund high yield initiative and $5mm in additional seed per year thereafter; seed capital earns estimate of 5% per year Pzena Investment Management

18 Pzena Forecast Items Fiscal Year-Ended December 31 $mm, unless otherwise noted 2022E 2023E 2024E 2025E 2026E 2027E Beginning AUM $52,521 $52,163 $55,734 $58,222 $60,612 $62,886 New Sales 4,800 3,307 2,400 2,500 2,600 2,700 Net Flows from Existing Clients (1,733) (2,330) (2,685) (3,008) (3,343) (3,688) Performance (3,425) 2,594 2,773 2,897 3,017 3,131 Ending AUM $52,163 $55,734 $58,222 $60,612 $62,886 $65,028 Avg AUM $51,009 $53,949 $56,978 $59,417 $61,749 $63,957 WAFR 0.390% 0.385% 0.380% 0.375% 0.370% 0.365% Revenue $204,080 $211,924 $219,729 $222,890 $228,471 $233,442 Compensation & Benefits $83,923 $88,554 $93,601 $95,296 $98,108 $100,324 General & Administrative Expenses 25,308 25,999 27,405 28,592 29,435 30,493 Total Expenses $109,231 $114,553 $121,006 $123,888 $127,544 $130,817 EBITDA $96,132 $98,655 $100,006 $100,285 $102,210 $103,909 (-) Depreciation (1,284) (1,284) (1,284) (1,284) (1,284) (1,284) Operating Income 94,849 97,371 98,723 99,001 100,927 102,626 (+) Interest Income 177 154 171 193 208 233 (+) Investment G/L (288) 2,250 2,500 2,750 3,000 3,250 (-) UBT (4% effective rate) (9,690) (3,991) (4,056) (4,078) (4,165) (4,244) (-) Corporate Tax (25.7% effective rate) (21,858) (24,617) (25,016) (25,152) (25,692) (26,179) Net Income $63,192 $71,168 $72,322 $72,715 $74,277 $75,685 Weighted-Average Shares Outstanding 85,124,494 85,918,518 87,604,888 89,299,213 91,027,365 92,792,504 EPS $0.74 $0.83 $0.83 $0.81 $0.82 $0.82 Pzena Investment Management

19 Valuation Considerations Implied Enterprise Value/EBITDA Substantially Above Competitors Pzena Enterprise Value FV / 2022E EBITDA 9.4x 8.3x 6.9x 6.9x 6.6x 6.4x Peer median 5.5x excluding PZN: 4.2x 6.6x FHI PZN APAM JHG VCTR AMG BSIG VRTS Source: Management forecast; FactSet as of 9/27/2022 Financial data as of latest available; Peer medians exclude PZN; PZN multiple represents implied FV / 2022E EBITDA based on management forecast and $9.60 price/share Pzena Investment Management

20

Fairness Opinion Details (1/2)

Our Special Committee employed two separate firms to prepare fairness opinions. Their analyses and implied value ranges are shown below.

Ardea

Methodology		
Discounted Cash Flow Analysis[1]	Terminal P / E Multiple	8.0x – 12.0x
	Discount Rate	11.0% – 9.5%
Present Value of Future Stock Price and Dividends[1]	P / LTM EPS	8.0x – 12.0x
	Dividend Payout Ratio	65.0%
	Cost of Equity	11.0% – 10.0%
Premia to Closing Price of $6.81 as of 3-June-2022	1st to 3rd Quartile of Final Premia for 13E-3 Transactions with US Incorporated Targets with Public Initial Proposals[2]	32% – 58%
Precedent Transactions (Change of Control Transactions)[1]	EV / LTM EBITDA	6.4x – 12.8x *Median: 7.8x*
	EV / 2022E EBITDA	6.4x – 12.8x *Median: 7.8x*


$7.51
$9.85
$5.97
$9.53
$9.01
$10.78
$8.13
$15.62
$7.35
$14.07

Note: Selecting portions of the analyses or of the summary provided in the proxy statement, without considering the analyses as a whole, could create an incomplete view of the processes underlying Ardea's opinion. The reader should refer to the entire summary provided in the proxy statement and the written opinion of Ardea attached as Annex B to the proxy statement.

Source: Company filings, Pzena management projections and FactSet. Market data as of 22-July-2022.

[1] Class B-1 units treated as economically equivalent to Class B units. [2] For 13E-3 transactions, original premium is the premium implied by the first publicly announced proposal (which may or may not have reflected an agreed to transaction price in a definitive agreement) over the price of the unaffected date. Final premium is implied by the transaction price over the same unaffected date.

Pzena Investment Management

21 Fairness Opinion Details (2/2) Our Special Committee employed two separate firms to prepare fairness opinions. Their analyses and implied value ranges are shown below. CastleOak Pzena Investment Management

22 Recent Performance of Peers % Change in % Change in Price from AUM from 52-Week High 52-Week High PZN -14% -10% AMG -41% -15% JHG -56% -31% APAM -46% -26% FHI -18% -13% VCTR -45% -13% VRTS -51% -17% BSIG -51% -23% Avg Peers Excluding PZN -44% -20% Source: Public Pricing Data and SEC filed documents Current price reflected as of September 27, 2022, and AUM represents levels as of closest reporting date to 52-week high and current date. Pzena Investment Management

23 Disclosures Forward-looking Statements Certain statements and information contained in this communication may be considered “forward-looking statements,” such as statements relating to management’s views with respect to future events and financial performance. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which PZN operates; new federal or state governmental regulation; PZN’s ability to effectively operate, integrate and leverage any past or future strategic initiatives; statements regarding the merger and related matters; the ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain PZN stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of PZN to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; and other factors detailed in PZN’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2021 and PZN’s other filings with the SEC, which are available at http://www.sec.gov and on PZN’s website at investors.pzena.com. Additional Information and Where to Find It In connection with the proposed merger transaction, PZN has filed with the SEC and furnished to PZN’s stockholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. PZN stockholders are urged to read the proxy statement and any other documents filed or to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they contain important information about the proposed merger. Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of PZN’s website at https://www.pzena.com or by directing a request to: Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, NY 10022, (212) 355-1600, info@pzena.com. Participants in the Solicitation PZN, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from PZN stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its definitive proxy statement for its 2022 annual meeting of shareholders filed with the SEC on April 4, 2022. To the extent the holdings of PZN securities by PZN’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2021 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of PZN’s website located at https://investors.pzena.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger have been included in the proxy statement and other relevant materials PZN has filed or may file with the SEC. Contact Jessica Doran, 212-355-1600 or doran@pzena.com 2 Pzena Investment Management